Exhibit 99.1

J.B. POINDEXTER & CO., INC. ANNOUNCES ATTENDANCE AT THE BANK OF AMERICA 2006
CREDIT CONFERENCE

HOUSTON, DECEMBER 4, 2006. J.B. Poindexter & Co., Inc. which owns and operates primarily transportation related manufacturing businesses including Morgan Corporation, Morgan Olson Corporation, Truck Accessories Group, Inc., and its Specialty Manufacturing Division will be presenting at the Bank of America 2006 Credit Conference in Orlando, Florida at 11:05 a.m. EDT on Tuesday December 5, 2006. A web-cast of the presentation can be accessed on the internet via the following link:   http://www.veracast.com/webcasts/bas/credit06/id38206496.cfm

The link will be available on the Company’s website along with a copy of the presentation to be filed on form 8K.

Caution Concerning Forward-Looking Statements. Forward-looking statements in this press release, including without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the Company’s plans, strategies, objectives, expectations and intentions that are subject to change at any time at the discretion of the Company.

About our Business. J.B. Poindexter & Co., Inc. is a leading manufacturer of class 5-7 truck bodies and step vans through its Morgan and Morgan Olson businesses. Also, through its Truck Accessories Group business it is a leading manufacturer of pick-up truck accessories, principally caps and tonneau covers. Its Specialty Manufacturing business manufactures funeral coaches, limousines, buses, plastics based packaging products and provides precision machining services.

This news release and the previously released financial statements of the Company can be viewed on the Company’s World Wide Web site at http://www.jbpoindexter.com.

Contact:   Robert S. Whatley, Vice President Finance of J.B. Poindexter & Co., Inc., 713-655-9800